SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 29, 2001

Submission of Matters to a Vote of security holders:

A special meeting of the Conseco Fund Group shareholders was held on March 29, 2001 with two adjourned special meetings of shareholders on April 27, 2001 and May 4, 2001. The following proposals were voted upon and carried:

PROPOSAL 1: For each Fund, to approve or disapprove a new Investment Management Contract with Conseco Capital Management, Inc. ("CCM")

(For all shareholders of each Fund, voting separately)

----------------------- --------------------- -------------------- ------------------- ----------------------
                                                                                       Shares Voted Without
         Fund            Affirmative Votes      Negative Votes        Abstentions            Authority
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Science &       2,707,692             792                  9,027               311,864
Technology
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco 20 Fund         7,134,515             296,682              516,556             1,857,230
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Equity Fund     11,573,973            43,652               64,908              880,975
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Large-Cap Fund  1,496,436             15,119               8,683               261,392
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Balanced Fund   3,287,212             11,768               43,864              617,069
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Convertible     2,448,693             68,949               82,573              505,296
Securities Fund
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco High Yield      4,218,017             107,951              428,286             663,924
Fund
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Fixed Income    4,306,288             6,435                9,718               256,018
Fund
----------------------- --------------------- -------------------- ------------------- ----------------------

PROPOSAL 2: For Conseco Large-Cap Fund, Conseco Equity Fund and the Conseco Balanced Fund, to approve or disapprove Subadvisory Contracts between CCM and Chicago Equity Partners, LLC:

(For all shareholders of each respective Fund, voting separately)


----------------------- --------------------- -------------------- ------------------- ----------------------
         Fund            Affirmative Votes      Negative Votes        Abstentions      Shares Voted Without
                                                                                             Authority
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Equity Fund     11,588,074            43,773               50,686              880,975
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Large-Cap Fund  1,506,567             7,277                6,394               261,392
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Balanced Fund   3,279,708             15,609               47,527              617,069
----------------------- --------------------- -------------------- ------------------- ----------------------

PROPOSAL 3: For Conseco Science & Technology Fund and Conseco 20 Fund, to approve or disapprove Subadvisory Contracts between CCM and Oak Associates, ltd.:

(For all shareholders of each respective Fund, voting separately)

----------------------- --------------------- -------------------- ------------------- ----------------------
         Fund            Affirmative Votes      Negative Votes        Abstentions      Shares Voted Without
                                                                                             Authority
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Science &       2,707,032             2,064                8,415               311,864
Technology Fund
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco 20 Fund         7,111,701             319,678              516,374             1,857,230
----------------------- --------------------- -------------------- ------------------- ----------------------

PROPOSAL 4: For each Fund, to approve or disapprove a policy to permit CCM and the Funds' Board of Trustees to appoint and replace subadvisers, enter into subadvisory contracts, and approve amendments to subadvisory contracts on behalf of the Funds without further shareholder approval:

(For all shareholders of each Fund, voting separately)


----------------------- --------------------- -------------------- ------------------- ----------------------
         Fund            Affirmative Votes      Negative Votes        Abstentions      Shares Voted Without
                                                                                             Authority
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Science &       2,700,704             9,653                7,154               311,864
Technology
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco 20 Fund         6,976,614             441,678              529,461             1,857,230
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Equity Fund     11,549,208            82,489               50,836              880,975
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Large-Cap Fund  1,477,084             34,471               8,683               261,392
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Balanced Fund   3,272,673             33,676               36,495              617,069
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Convertible     2,399,389             114,020              86,805              505,296
Securities Fund
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco High Yield      4,140,219             174,950              439,086             663,924
Fund
----------------------- --------------------- -------------------- ------------------- ----------------------
Conseco Fixed Income    4,299,777             13,093               9,571               256,018
Fund
----------------------- --------------------- -------------------- ------------------- ----------------------

PROPOSAL 5:  For the Trust, to elect the Trustees of the Trust:

------------------------------- ----------------------- ------------------------
           Trustee                Affirmative Votes         Negative Votes
------------------------------- ----------------------- ------------------------
Maxwell E. Bublitz*             43,205,005              1,036,552
------------------------------- ----------------------- ------------------------
William P. Daves, Jr.           43,392,342              849,212
------------------------------- ----------------------- ------------------------
Gregory J. Hahn*                43,202,542              1,039,015
------------------------------- ----------------------- ------------------------
Harold W. Hartley               43,390,414              851,143
------------------------------- ----------------------- ------------------------
Dr. R. Jan LeCroy               43,397,512              844,045
------------------------------- ----------------------- ------------------------
Dr. Jess H. Parrish             43,390,559              850,998
------------------------------- ----------------------- ------------------------
David N. Walthall               43,384,769              856,788
------------------------------- ----------------------- ------------------------

* The Trustees so indicated are considered "interested persons" of the Fund as defined in the 1940 Act, due to their employment with the Adviser.

PROPOSAL 6: For the Trust, to ratify the appointment of PricewaterhouseCoopers LLP as the Trust's independent accountants:

----------------------- --------------------- -------------------
  Affirmative Votes        Negative Votes        Abstentions
----------------------- --------------------- -------------------
42,944,771              640,669               991,038
----------------------- --------------------- -------------------

PROPOSAL 7: For the Conseco High Yield Fund, to change the Fund's fundamental policy regarding diversification:

------------------- ----------------- ------------------- ----------------------
  Affirmative Votes    Negative Votes    Abstentions      Shares Voted Without
                                                                Authority
------------------- ----------------- ------------------- ----------------------
4,095,971           209,579           448,703             663,924
------------------- ----------------- ------------------- ----------------------